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                                                                   Exhibit 10.15


2003 BRUNSWICK PERFORMANCE PLAN (BPP)

Purpose                   Reward achievement of annual goals

Eligibility               Key managers and above identified on an individual
                          basis.

Performance Period        Fiscal year.

Participation Level       Pro rata participation in first year of eligibility.

                          Full participation in subsequent years.

                          Must be employed at year-end to receive an award (except in the event of death or disability).

Target Incentives Sum of target incentive opportunity as a percent of salary times average salary for the year for all eligible participants.

Performance Measures      Funding based on Brunswick Value Added (BVA).  BVA
                          defined as profits after-tax; reduced for cost of total capital.

                          Division employees measured against Division results. Corporate employees measured against overall Brunswick Corporation results.

Performance Levels:
>       Threshold         >   Minimum performance level supporting the funding
                              of any variable incentive pay. Thresholds to be determined for each Division individually.

>       Target            >   Agreed upon performance level, typically tied to
                              profit plan for the year.

>       Stretch           >   Performance necessary to support funding of twice
                              target level.

Funding Review and        The following steps will be taken to review and
Approval                  approve funding:

                          > CFO will review actual results quarterly to evaluate established accruals.

                          > CEO will review performance at end of performance period and recommend funding to Human Resource and Compensation Committee as appropriate.

                          > Committee will review and approve funding as deemed appropriate.

Maximum Funding           None

Individual                Awards Individual awards will be determined on a
                          discretionary basis using evaluation of individual performance for the performance period, target incentive as a percent of salary and salary received for the performance period.

                          Individuals must be employed through end of performance period to receive an award, except terminees due to death or permanent and total disability will be eligible to receive awards.

Timing of Award           As soon as practical after financial results are
Payments                  confirmed and appropriate approvals are obtained.

Nothing contained in these materials constitutes or is intended to create a promise of an individual incentive award or a contract of continued employment. Employment is at-will and may be terminated by either the employee or Corporation for any reason at any time.